                         SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section
                14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement        [ ] Confidential for use of the Commission
[X]   Definitive Proxy Statement             only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        FOSTER WHEELER CORPORATION
- ------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                        FOSTER WHEELER CORPORATION
- ------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

    Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------------
    3) Per unit price or other underlying valve of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------
    5) Total fee paid:

       -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -----------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -----------------------------------------------------------------------
    3) Filing Party:

       -----------------------------------------------------------------------
    4) Date Filed

       -----------------------------------------------------------------------

                   NOTICE OF MEETING AND PROXY STATEMENT

                        Foster Wheeler Corporation
                         PERRYVILLE CORPORATE PARK
                      CLINTON, NEW JERSEY 08809-4000

                      ------------------------------

               NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                              April 25, 1995

                      ------------------------------


     The Annual Meeting of Stockholders of Foster Wheeler Corporation will be held in the Grand Ballroom of The Governor Morris Hotel, Two Whippany Road, Morristown, New Jersey, on Tuesday, April 25, 1995, at two oclock in the afternoon for the following purposes:

     1. To elect four Directors.

     2. To act upon a proposal to approve the 1995 Stock  Option Plan.

     3. To ratify the selection of independent auditors.

     4. To transact such other business as may properly come before the meeting or adjournments thereof.

     The Board of Directors has fixed the close of business on March 10, 1995, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof.

                              By Order of the Board of Directors


                              JACK E. DEONES
                              Vice President & Secretary

March 17, 1995

     IT WILL GREATLY ASSIST MANAGEMENT IN REDUCING EXPENSES IN CONNECTION
WITH THE MEETING IF YOU PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE WHETHER YOU OWN FEW OR MANY SHARES. STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE SPACE ON THE PROXY CARD. A RESERVATION CARD WILL BE SENT TO YOU UPON RECEIPT OF THE PROXY CARD SO MARKED.

                          Foster Wheeler Corporation
                          PERRYVILLE CORPORATE PARK
                        CLINTON, NEW JERSEY 08809-4000

                              -----------------
                               PROXY STATEMENT
                              -----------------

                 For the 1995 Annual Meeting of Stockholders
                          to be held April 25, 1995
                              -----------------

                             GENERAL INFORMATION

        This statement is furnished in connection with solicitation by the Board of Directors of Foster Wheeler Corporation (hereinafter the "Corporation" or "Foster Wheeler") of proxies to be used at the 1995 Annual Meeting of Stockholders of the Corporation, to be held at the time, place and for the purposes set forth in the accompanying Notice of 1995 Annual Meeting of Stockholders. This solicitation will begin on the date of mailing, March 17, 1995.

        Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a Stockholder by written notice of such revocation, or by a later-dated proxy, delivered to the Inspectors of Election at any time prior to the shares represented by such earlier proxy being voted.

        A copy of the 1994 Annual Report to Stockholders, including financial statements for the fiscal year ended December 30, 1994, has been sent to each Stockholder.

        The Board of Directors has fixed the close of business on March 10, 1995, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 10, 1995, the outstanding voting securities of the Corporation consist of 35,810,519 shares of Common Stock, $1.00 par value, holders of which are entitled to one vote per share.

                            ELECTION OF DIRECTORS

        Pursuant to an Amendment to the Corporations Certificate of Incorporation adopted by Stockholders at the 1983 Annual Meeting which provided, among other things, for the classification of Directors with respect to the term for which they shall severally hold office, the number of Directors to be elected at this meeting is four. With the exception of Mr. David J. Roberts, each is to be elected for a three-year term. Mr. Roberts is to be elected for a two-year term. The proxy agents of the Board of Directors intend to vote for the election of the nominees below named, unless instructed otherwise. With the exception of Mr. Eugene D. Atkinson, all nominees were previously elected by the Stockholders and have served as Directors since the years stated after their names. Mr. Atkinson was elected a Director by the Board as of February 28, 1995, to fill a vacancy on the Board. All terms of office of nominees, other than Mr. Roberts, if elected, will expire at the 1998 Annual Meeting of Stockholders or when their successors are duly elected and qualified. Mr. Roberts term will expire at the 1997 Annual Meeting of Stockholders. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. A resolution adopted by the Board of Directors on January 31, 1995, provides for a Board of 15 Directors, which is the number currently serving on the Board.

        The following table of Director nominees is based upon information furnished by the nominees and speaks as of the date hereof:

                                                                                                             Shares of
                                      First                  Principal Occupation                           Common Stock
                                      Year                  During Past Five Years                             Owned
      Name                  Age      Elected                and Other Directorships                        Beneficially(1)
      ----                  ---      -------                -----------------------                        ---------------
Eugene D. Atkinson.......   50         1995       Partner, Goldman, Sachs & Co. since 1984,                     2,000
                                                  and Chairman of Goldman Sachs (International)
                                                  since 1990.  Formerly held several executive
                                                  positions with Goldman, Sachs & Co.
                                                  (Investment Banking).

Joseph J. Melone.........   63         1988       Chairman and Chief Executive Officer of                       9,500
                                                  The Equitable Life Assurance Society of                      (8,000)
                                                  the United States and President and Chief
                                                  Operating Officer, The Equitable
                                                  Companies Incorporated (Insurance and
                                                  Financial Services).  Prior to November
                                                  1990, President of The Prudential
                                                  Insurance Company of America. Director--
                                                  The Equitable Companies Incorporated,
                                                  AT&T Capital.

David J. Roberts.........   51         1994       Vice Chairman, since April 1, 1994, and                       27,837
                                                  Chief Financial Officer of the Corporation,                  (25,816)
                                                  since April 1987.  Formerly held several
                                                  financial positions with the Corporation
                                                  and its subsidiaries.

Richard J. Swift.........   50         1993       Chairman, President and Chief Executive                       77,804
                                                  Officer of the Corporation since April                       (70,555)
                                                  1994. Formerly held several executive
                                                  positions with the Corporation and its
                                                  subsidiaries. Director--Public Service
                                                  Enterprises Group Incorporated.


The Board of Directors recommends a vote FOR the election of the above-named nominees.
- -------------------
 (1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment power.

       Similar information on the remaining Directors is as follows:


                                                                                                         Shares of
                                      First              Principal Occupation                           Common Stock
                                      Year              During Past Five Years                              Owned
      Name                   Age     Elected           and Other Directorships                        Beneficially(1)
      ----                   ---     -------           -----------------------                        ---------------
Louis E. Azzato..........    64        1978      Retired, formerly Chairman and Chief                      104,765
(Term ends 1996)                                 Executive Officer of the Corporation;                     (55,416)
                                                 Director--First Fidelity Bancorporation,
                                                 First Fidelity Bank, Blue Cross and Blue
                                                 Shield of New Jersey.

Leland E. Boren(2).......    71        1977      Chairman and President, Avis Industrial                   70,000
(Term ends 1995)                                 Corporation, also director, partner and                   (8,000)
                                                 principal owner of several industrial
                                                 companies (Industrialist); Chairman, State
                                                 of Indiana Pollution Prevention Board.


Kenneth A. DeGhetto......    70        1972      Retired, formerly Chairman of the Board                   18,547
(Term ends 1996)                                 of the Corporation; Director--Brandon                     (2,000)
                                                 Systems Corp., Cali Realty Corp.

E. James Ferland.........    52        1993      Chairman of the Board, President and                       8,000
(Term ends 1996)                                 Chief Executive Officer of Public                         (4,000)
                                                 Service Enterprise Group Incorporated
                                                 and Chairman of the Board and Chief
                                                 Executive Officer of Public Service
                                                 Electric and Gas Company. Director--The
                                                 Hartford Steam Boiler Inspection and
                                                 Insurance Company, First Fidelity
                                                 Bancorporation and First Fidelity Bank,
                                                 N.A., N.J.

Martha Clark Goss........    45        1994      Senior Vice President, The Prudential                      2,400
(Term ends 1997)                                 Insurance Company of America. Since                       (2,000)
                                                 1981 an officer of various Prudential
                                                 companies (Financial Services); Director--
                                                 Dexter Corporation.

John A. Hinds............    58        1990      Executive Vice President, VeriFone, Inc.                   7,700
(Term ends 1997)                                 (Transaction Automation). Prior to March                  (7,000)
                                                 1993, executive with AT&T International;
                                                 Director--Liberty Technologies, Inc.



- -------------------
 (1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment power.

 (2) Because of a Director age restriction in the By-Laws, Mr. Boren will retire on April 2, 1995.


                                                                                                              Shares of
                                      First                  Principal Occupation                           Common Stock
                                      Year                     During Five Years                               Owned
      Name                  Age      Elected                and Other Directorships                        Beneficially(1)
      ----                  ---      -------                -----------------------                        ---------------
Harold E. Kennedy........   67        1987             Retired, formerly Vice Chairman and                      12,506
(Term ends 1995)                                       General Counsel of the Corporation;                     (10,000)
                                                       Trustee--Compass Capital Group (Mutual
                                                       Funds).

Frank E. Perkins.........   61        1981             Dean of the Graduate School, Professor of                 8,200
(Term ends 1996)                                       Civil Engineering, Massachusetts Institute               (8,000)
                                                       of Technology (Educator).

John Timko, Jr...........   71        1967             Retired, formerly Chairman of the Board                   4,175
(Term ends 1997)                                       of Directors and Executive Vice President,               (2,000)
                                                       Finance and Administration of the
                                                       Corporation; Director--J.F.K. Health
                                                       Systems, Inc.

Charles Y. C. Tse........   68        1982             Retired, formerly Vice Chairman and                       8,200
(Term ends 1997)                                       President, International Operations,                     (8,000)
                                                       Warner-Lambert Company (Health Care);
                                                       Director--Brandon Systems Corp.,
                                                       Transcell Technologies, Inc.,

Robert Van Buren.........   70        1988             Chairman, Financial Facilities                           12,863
(Term ends 1997)                                       Management, Inc. (Property Management);                  (8,000)
                                                       1978-1991, Chairman and Chief Executive
                                                       Officer of Midlantic Corporation (Banking);
                                                       Chairman, Smith Corona Corp.; former
                                                       Commissioner of the Port Authority of New York
                                                       and New Jersey.


        Following is stock ownership information for Messrs. N. William Atwater, Henry E. Bartoli and Robert A. Whittaker, Officers of the Corporation who are listed in the compensation tables that follow, but who are not included in the Director tabulations above.


                                                                                   Shares of
                                                                                 Common Stock
                                                                                     Owned
        Name                            Title                                   Beneficially(1)
        ----                            -----                                   ---------------
H. William Atwater           Executive Vice President--                              29,520
                             Engineering & Construction Group                       (26,160)

Henry E. Bartoli             Vice President--                                         7,996
                             Power Systems Group                                     (7,500)

Robert A. Whittaker          Vice President--                                         9,109
                             Energy Equipment Group                                  (7,500)

All persons, constituting a group of 26, who were Directors or Officers of the      529,451
Corporation at any time during the last fiscal year..............................  (359,381)

- -------------------
 (1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals and the group have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and investment powers. No individual Director, Director nominee or Officer of the Corporation owns 1% or more of the Corporation's Common Stock. The 26 members of the group who were Directors and Officers of the Corporation at any time during the last fiscal year own less than 1% of the Corporation's Common Stock.

                          COMMITTEES OF THE BOARD

        The Board of Directors of the Corporation has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee, the Finance Committee and the Retirement Plan Committee.

        The members of the Audit Committee are Mr. Charles Y. C. Tse, Chairman; Mr. Leland E. Boren; Ms. Martha Clark Goss; Mr. E. James Ferland; Mr. John A. Hinds; Mr. Joseph J. Melone; Dr. Frank E. Perkins; and Mr. Robert Van Buren. During the last fiscal year, this Committee met four times. The functions of this Committee are to review Management's recommendations for the engagement or discharge of independent auditors; to review the audit programs planned by the independent auditors and the internal auditors, and to monitor program progress; to review compliance with Corporate policies; to review, in connection with the independent auditors, the results of the audit, the Corporation's financial statements and the Corporation's system of internal accounting control; to review fees of the independent auditors; and to report the Committee's findings to the full Board of Directors.

        The members of the Committee on Nominees for Directors and Officers are Mr. Leland E. Boren, Chairman; Mr. Louis E. Azzato; Mr. Joseph J. Melone; Dr. Frank E. Perkins; Mr. Richard J. Swift and Mr. Charles Y. C. Tse. During the last fiscal year, this Committee held two meetings. The functions of this Committee are to recommend to the Board the nominees for election as Directors and Officers, and to consider performance of incumbent Directors and Officers to determine whether to nominate them for reelection. The Committee will consider Director nominees recommended by Stockholders. Such recommendations should be made by letter, including a description of the proposed nominee's qualifications, biographical information and willingness to serve, sent to the attention of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000.

        The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. Leland E. Boren; Mr. E. James Ferland; Dr. Frank E. Perkins; Mr. John Timko, Jr.; Mr. Charles Y. C. Tse and Mr. Robert Van Buren. During the last fiscal year, this Committee held six meetings. The functions of this Committee are to recommend to the Board compensation arrangements for Directors and Officers, and to approve specific benefits under such arrangements.

        Following are the members of the Finance Committee: Mr. John Timko, Jr., Chairman; Ms. Martha Clark Goss; Messrs. Leland E. Boren; E. James Ferland;
John A. Hinds; Joseph J. Melone; Frank E. Perkins; David J. Roberts; Charles Y.
C. Tse; and Robert Van Buren. Four meetings of this Committee were held during the last fiscal year. This Committee reviews the consolidated financial results of the Corporation; establishes payment schedules for dividends; and reviews matters that may have an impact on the Corporation's financial statements, including cash flows.

        The members of the Retirement Plan Committee are: Mr. John Timko, Jr., Chairman; Ms. Martha Clark Goss; Messrs. Louis E. Azzato; Leland E. Boren; Robert D. Iseman; E. James Ferland; John A. Hinds; Harold E. Kennedy; David J. Roberts; James E. Schessler; and Robert Van Buren. During the last fiscal year, three meetings of the Retirement Plan Committee were held. The Committee's authority is to recommend the allocation of pension fund assets to the Board of Directors; recommend qualified investment managers and/or trustees for pension fund assets to the Board of Directors; monitor the results of the investment managers and/or trustees and meet during the year to discuss their performance; and set investment manager guidelines and objectives and recommend appropriate action to the Board if guidelines and objectives are not being met.

                         COMPENSATION OF DIRECTORS

        Ten regular meetings of the Board of Directors were held during the last fiscal year. During this period, each incumbent Director, with exception of Ms. Goss, attended at least 83.3% of the aggregate of (i) the total number of meetings of the Board of Directors while a Director, and (ii) the total number of meetings held by all Committees of the Board while a member. Ms. Goss attended 68.4% of such meetings. Directors who are employees of the Corporation receive no additional compensation for their services as Directors. Nonemployee Directors receive an annual retainer of $20,000 and $1,200 for each Directors' meeting attended. In addition, each nonemployee Director receives $1,200 for each meeting of a Committee of the Board attended; the Committee Chairman receives $2,000 for each such meeting.

        Effective October 15, 1994, for a term of one year, the Corporation has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Continental Casualty Corporation in respect of indemnification of Directors and Officers. The scope of these policies is similar to coverage under prior policies held by the Corporation. The annual premium for this coverage is $340,000.

        The Corporation's Shareholders, at the 1990 Annual Meeting, approved The Directors' Stock Option Plan. Pursuant to The Directors' Plan, each Director who is not an employee of the Corporation or one of its subsidiaries shall receive, following the Annual Meeting each year, a nonqualified option to purchase 2,000 shares of the Corporation's Common Stock. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

                    COMPENSATION OF EXECUTIVE OFFICERS

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Executive Compensation Plan for executives of the Corporation was originally designed in 1987 by an independent consultant. It was reviewed, modified, and in 1988 approved and adopted by the Compensation Committee and the Board of Directors. Since then, it has been regularly reviewed and modified by the Committee and the Board. The Plan is intended to meet two primary objectives: to attract and retain highly-qualified executives to manage the Corporation's business and to reward those executives if their performance and the Corporation's results so warrant. The Compensation Committee, subject to review by the Board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the Board. The Committee has considered the effects of the newly enacted provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1,000,000. The Committee has determined that there is no material impact on the Company at this time as a result of these provisions.

        Base Salary

        The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Corporation's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the Board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Corporation as a whole, are all taken into account. The Corporation does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

        Annual Incentive

        The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Compensation Committee and, as proposed or modified, are recommended to the Board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Corporation and each business unit against the established targets. This payment can range from zero to 75 percent of annual salary in the case of the Chief Executive Officer and from zero to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are deficient, achieved, or exceeded.

        Long-Term Incentives

        The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive to the executives which together with salary and annual incentives would provide competitive total compensation.

        The Plan also provides for long-term incentives to executives in the form of assigned stock options annually. Such options are exercisable in installments over three-year periods at the per-share market price of the Corporation's stock on the date of the award and, of course, become valuable only if the market price of the Corporation's stock increases. The actual payout was determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

                            -------------------

        Mr. Azzato was Chief Executive Officer until April 25, 1994, and retired effective May 1, 1994. Mr. Swift became Chief Executive Officer on April 25, 1994.

        As outlined above, pursuant to the Plan, the 1994 base salaries for Mr. Azzato and Mr. Swift were determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Corporation's staff, and then recommended to the Board for its consideration and approval. Target annual incentive payment, target long-term incentive payment and stock option grants were likewise determined by the Committee and recommended to the Board for its consideration and approval. The actual incentive awards were based, as the Plan provides, on the Corporation's performance in 1994 and on the Corporation's performance over the three-year period ended December 31, 1994, and were thus tied directly to factors tending to enhance shareholder values. In addition, in accordance with the Plan, the Committee recommended, and the Board approved, a stock option grant to Mr. Azzato of 15,000 shares at the market price on January 3, 1994, exercisable in installments over a three-year period. An award of 50,000 shares at the market price on April 25, 1994, was granted to Mr. Swift.

        The Committee and the Board considered that Mr. Azzato's performance as Chief Executive Officer and the results achieved by the Corporation as of May 1, 1994, and over the 28 month period ended April 30, 1994, well supported the salary, incentive payments and stock options awarded him since the salary was in range with industry executives of similar responsibility, since the Company performed satisfactorily with respect to its earnings targets and since long-term earnings growth and return on equity were substantial and resulted in a payout per the Plan.

        The salary incentive payments and stock options paid to Mr. Swift in 1994 reflect his performance as Chief Operating Officer to April 24, 1994, and as Chief Executive Officer thereafter according to the criteria as outlined above.

        COMPENSATION COMMITTEE:

             Joseph J. Melone, Chairman    Frank E. Perkins    Charles Y. C. Tse
             Leland E. Boren               John Timko, Jr.     Robert Van Buren
             E. James Ferland

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The following Directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; E. James Ferland; Leland
E. Boren; Frank E. Perkins; George Rowe, Jr.; John Timko, Jr.; Charles Y.C. Tse; and Robert Van Buren. Mr. Timko is a retired Officer of Foster Wheeler. He retired in May 1978. Mr. Rowe has since retired from the Board of Directors. Mr. Swift serves on the Board of Public Service Enterprise Group Incorporated. Mr. Ferland is the Chairman, President and Chief Executive Officer of that company.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        The following graph compares the five-year cumulative total shareholder return of Foster Wheeler Common Stock, the S&P 500 Index and the S&P Engineering/Construction Index. In the preparation of the graph, the following assumptions have been used: (i) $100 was invested on December 31, 1989 in Foster Wheeler Common Stock, the S&P 500 Index and the S&P Engineering/Construction Index, and (ii) Dividends were reinvested. Foster Wheeler Common Stock was trading at $20.75 at year-end in 1989 and at $29.75 at year-end in 1994.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             OF FOSTER WHEELER CORPORATION, S&P 500 INDEX AND S&P

                        ENGINEERING/CONSTRUCTION INDEX

[FIGURE 3]

Measurement Period
YEARS ENDING                 Foster Wheeler         S&P 500          S&P E&C

1989                             100                100              100
1990                             110.08              96.90           102.14
1991                             132.85             126.42           123.38
1992                             147.80             136.05           121.57
1993                             175.06             149.76           127.40
1994                             158.57             151.74           122.30

                        SUMMARY COMPENSATION TABLE

   The following is a tabulation of compensation paid or set aside by the Corporation and its subsidiaries during each of the Corporations last three fiscal years for both individuals that served as Chief Executive Officer ("CEO") during the last fiscal year and the four most highly-compensated executive officers of the Corporation, other than the CEO, who were serving as executive officers at the end of the last fiscal year.

                                     Annual Compensation    Long-Term Compensation
                                     -------------------    --------------------------
                                                              Awards       Payouts
                                                            ----------   -------------
                                                            Securities                      All
                                                            Underlying    Long-Term         Other
    Name and                                       Bonus     Options/     Incentive        Compen-
Principal Position          Year     Salary($)      ($)      SARs (#)    Payouts($)(2)   sation($)(1)
- ------------------------------------------------------------------------------------------------------
Richard J. Swift            1994     $490,449    $223,109    64,167        $301,891         $4,500
Chairman, President         1993     $375,000    $151,950    12,500        $216,996         $4,497
& CEO                       1992     $289,336    $165,600     7,500        $ 43,700         $4,364
- ------------------------------------------------------------------------------------------------------

Louis E. Azzato             1994     $216,667    $ 98,780    15,000        $328,953         $1,500
Former Chairman             1993     $600,000    $303,900    15,000        $296,100         $4,497
& CEO                       1992     $552,000    $281,500    15,000        $246,000         $4,364
- ------------------------------------------------------------------------------------------------------

David J. Roberts            1994     $325,288    $120,120     9,167        $209,880         $4,500
Vice Chairman               1993     $300,000    $121,560     7,500        $162,000         $4,497
                            1992     $278,339    $114,200     7,500        $123,000         $4,364
- ------------------------------------------------------------------------------------------------------

N. William Atwater          1994     $315,000    $ 99,540     7,500        $215,460         $4,500
Executive Vice              1993     $300,000    $147,390     7,500        $212,610         $4,497
President                   1992     $280,000    $154,500     7,500        $195,500         $4,364
- ------------------------------------------------------------------------------------------------------

Henry E. Bartoli            1994     $260,000    $117,260     7,500        $111,750         $4,500
Vice President(3)           1993     $250,008    $137,825     7,500        $ 13,500         $4,497
                            1992     $ 13,461       --          --            --              --
- ------------------------------------------------------------------------------------------------------

Robert A. Whittaker         1994     $260,000    $ 99,008     7,500        $160,992         $4,500
Vice President(3)           1993     $250,008    $137,825     7,500        $ 88,500         $4,497
                            1992     $ 13,461       --          --            --              --
- ------------------------------------------------------------------------------------------------------

   (1) Company match on Employee 401 (k) contribution. (2) Based on earnings before impact of adoption of FASB 106. No specified performance target, goal or condition to payout was waived with respect to any amount included in this column. (3) Messrs. Bartoli and Whittaker joined the Corporation on December 14, 1992.

           LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

   As part of the long-term incentive portion of the Corporations Executive Compensation Plan, "performance units", which ultimately may pay out in cash upon completion of a three-year cycle, are awarded annually to Corporate Officers. The following table sets forth awards in 1995 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Corporation's earnings growth rate and return on equity. For a discussion of award criteria see the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation which appears earlier in this Proxy Statement.


                                                                  Estimated Future Payouts Under
                                                                    Non-Stock Price-Based Plans
                     Number of          Performance or Other      ---------------------------------
                  Shares, Units or          Period Until          Threshold     Target     Maximum
    Name          Other Rights (#)      Maturation or Payout         ($)         ($)         ($)
- ---------------------------------------------------------------------------------------------------
R.J. Swift              300                  3 Years                  0        $300,000    $600,000
- ---------------------------------------------------------------------------------------------------
L.E. Azzato               0                    --                    --           --          --
- ---------------------------------------------------------------------------------------------------
D.J. Roberts            200                  3 Years                  0        $200,000    $400,000
- ---------------------------------------------------------------------------------------------------
N.W. Atwater            150                  3 Years                  0        $150,000    $300,000
- ---------------------------------------------------------------------------------------------------
H.E. Bartoli            150                  3 Years                  0        $150,000    $300,000
- ---------------------------------------------------------------------------------------------------
R.A. Whittaker          150                  3 Years                  0        $150,000    $300,000
- ---------------------------------------------------------------------------------------------------

                     OPTION GRANTS IN LAST FISCAL YEAR

   Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Corporations Executive Compensation Plan and the 1984 Stock Option Plan, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of an option becomes exercisable after one year, two-thirds after two years and the entire option is exercisable after three years.

                   Number of
                  Securities        % of Total
                  Underlying      Options Granted     Exercise or                      Grant Date
                   Options        to Employees in      Base Price      Expiration     Present Value
    Name          Granted (#)       Fiscal Year        ($/Share)          Date           $ (1)
- ---------------------------------------------------------------------------------------------------
R.J. Swift         14.167               8.9%             $32.94          1/1/04         $184,313
                   50,000              31.6%             $40.06         4/25/04         $926,000
- ---------------------------------------------------------------------------------------------------
L.E. Azzato        15,000               9.5%             $32.94          1/1/04         $195,150
- ---------------------------------------------------------------------------------------------------
D.J. Roberts        9,167               5.8%             $32.94          1/1/04         $119,263
- ---------------------------------------------------------------------------------------------------
N.W. Atwater        7,500               4.7%             $32.94          1/1/04         $ 97,575
- ---------------------------------------------------------------------------------------------------
H.E. Bartoli        7,500               4.7%             $32.94          1/1/04         $ 97,575
- ---------------------------------------------------------------------------------------------------
R.A. Whittaker      7,500               4.7%             $32.94          1/1/04         $ 97,575
- ---------------------------------------------------------------------------------------------------

   (1) Based on the Black-Scholes option pricing model, using the following assumptions for the $32.94 options: (1) the stock price on the day the options were issued was $32.94; 2) the option exercise price is $32.94 per share, the price of the stock on the date of option issue; 3) the dividend yield of the stock was 2.07%. This was based upon the actual dividend yield as of January 3, 1994; 4) the term of the options is ten years; 5) the risk free rate of return on the issuance date for the term of the option was 5.75% (the interest rate on the ten-year Treasury bond as of January 3, 1994); and
   6) the volatility of the stock was calculated empirically to be .3026, using Foster Wheeler stock pricing data for the 90 trading-days immediately preceding the date of issuance of the options. The following assumptions were used for the $40.06 option: 1) the stock price on the day the options were issued was $40.06; 2) the option exercise price is $40.06 per share, the price of the stock on the date of option issue; 3) the dividend yield of the stock was 1.93%. This was based upon the actual dividend yield as of April 25, 1994; 4) the term of the options is ten years; 5) the risk free rate of return on the issuance date for the term of the option was 7.09% (the interest rate on the ten-year Treasury bond as of April 25, 1994); and 6) the volatility of the stock was calculated empirically to be .3411, using Foster Wheeler stock pricing data for the 90 trading-days immediately preceding the date of issuance of the options.

                            PENSION PLAN TABLE

   The following table shows estimated annual benefits payable upon retirement (including amounts attributable to any defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications.

                                     Years of Service After April 1, 1976
                        --------------------------------------------------------------
                              15           20           25           30           35
                              --           --           --           --           --
     Remuneration
- -------------------------
     $  300,000.........   $ 54,000     $ 72,000     $ 90,000     $108,000     $126,000
     $  400,000.........   $ 72,000     $ 96,000     $120,000     $144,000     $168,000
     $  500,000.........   $ 90,000     $120,000     $150,000     $180,000     $210,000
     $  600,000.........   $108,000     $144,000     $180,000     $216,000     $252,000
     $  700,000.........   $126,000     $168,000     $210,000     $252,000     $294,000
     $  800,000.........   $144,000     $192,000     $240,000     $288,000     $336,000
     $  900,000.........   $162,000     $216,000     $270,000     $324,000     $378,000
     $1,000,000.........   $180,000     $240,000     $300,000     $360,000     $420,000
     $1,100,000.........   $198,000     $264,000     $330,000     $396,000     $462,000
     $1,200,000.........   $216,000     $288,000     $360,000     $432,000     $504,000
     $1,300,000.........   $234,000     $312,000     $390,000     $468,000     $546,000

   The Corporation's current pension plan was amended as of April 1, 1993, and is now solely noncontributory. For service after April 1, 1976, the retirement benefit is based on average monthly earnings (which would include amounts in the "Salary", "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears above) during the 60 highest consecutive months in the last 120 months of employment. The benefits in the foregoing table are not subject to any deduction for Social Security or other offset amounts. The following tabulation shows (i) credited years of service after April 1, 1976, assuming retirement at the normal retirement age of 65 (with the exception of Mr. Azzato, which shows years to his actual retirement date), and (ii) the amount of annual "frozen benefits" earned prior to the current plan (which would be additive to benefit under the current plan) for those individuals named in the Summary Compensation Table.


                                                  Annual
                       Years of Service        Frozen Benefits
Executive            After April 1, 1976      Under Prior Plans

R.J. Swift                  31 1/2                   $399
L.E. Azzato                 19                    $67,702
D.J. Roberts                21                       $427
N.W. Atwater                23 1/2                $10,259
H.E. Bartoli                18 1/2                     --
R.A. Whittaker              19                         --

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Common Stock acquired upon option exercise during 1994, the value realized (spread between the market price on the date of exercise and the option price) as the result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 31, 1994.

                                                      Number of Securities           Value
                                                           Underlying            of Unexercised
                                                          Unexercised             In-the-Money
                                                           Options at              Options at
                                                           FY-End (#)              FY-End ($)

                 Shares Acquired on       Value           Exercisable/            Exercisable/
Name                Exercise (#)       Realized ($)       Unexercisable           Unexercisable
- -----------------------------------------------------------------------------------------------

R.J. Swift           9,160             $167,261         9,167/75,000            $15,730/$14,114
- -----------------------------------------------------------------------------------------------
L.E. Azzato         33,432             $967,373        40,416/30,000           $231,323/$21,563
- -----------------------------------------------------------------------------------------------
D.J. Roberts             0                    0        17,760/16,667            $95,006/$10,781
- -----------------------------------------------------------------------------------------------
N.W. Atwater        11,747             $315,093        18,660/15,000           $102,600/$10,781
- -----------------------------------------------------------------------------------------------
H.E. Bartoli             0                    0         2,500/12,500              $2,500/$5,000
- -----------------------------------------------------------------------------------------------
R.A. Whittaker           0                    0         2,500/12,500              $2,500/$5,000
- -----------------------------------------------------------------------------------------------


                      CHANGE IN CONTROL ARRANGEMENTS

   In 1987, the Board of Directors adopted a revised Executive Severance Plan. The Corporation has entered into agreements (the "Agreements") with eleven of its Officers, including the Officers listed in the preceding tables. The Agreements provide that if, within three years of a "change in control," an Executive is involuntarily terminated from employment by the Corporation or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 15% or more, in each case which is not corrected following notice of objection by the Executive, the Executive will be entitled to receive a lump-sum payment in an amount equal to the sum of: (i) 2.25 times the higher of (a) his annual salary immediately prior to the change in control, or (b) his annual salary on the date his employment is terminated, and (ii) all unpaid compensation and payments for earned but unused vacation and sick or personal leave time. The Agreements also provide for a five-year continuation of certain benefits, contingent on continued contributions by the Executive, and, under certain circumstances, an additional three-years service and contributions credit under the Corporation's Contributory Retirement Plan. However, if any payments to the Executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payment to the Executive under (i) above will be reduced by the amount necessary to avoid the incurrence of such excise tax. The Agreements permit discharge of an Officer for cause.

   In addition to the Executive Severance Plan, there are other contracts and arrangements whereunder the executives listed in the foregoing tables will receive payments from the Corporation in the event of a "change-in-control." Under the Executive Compensation Plan, which is discussed in detail in the Compensation Committee Report on Executive Compensation above, individual participant accruals are paid to the participants within ten days after a change in control. This Plan also provides that transfer restrictions on Corporation Common Stock received by an executive, at his option in lieu of a cash incentive payment, lift upon a change in control. "Units" (limited stock appreciation rights) which may have been granted under the 1984 Stock Option Plan of Foster Wheeler Corporation become exercisable upon a change in control. The Management Incentive Life Program ("Incentive Program") and the Senior Executive Retirement Program ("SERP") are annuity contracts between the Corporation and employees that contain change in control provisions. The Incentive Program allows continuation in the Program until retirement age in the event of a change in control, with a subsequent termination of employment within three years. A participant in SERP receives the equivalent actuarial value of his benefit immediately upon a change in control.

                        1995 STOCK OPTION PLAN SUMMARY

        It is the judgment of the Board of Directors that the award of stock options pursuant to stock option plans previously approved by the stockholders has been worthwhile in attracting and retaining desirable key employees. The last stock option plan to be approved by Stockholders was approved on April 30,1984. Less than 30,000 shares are available for grant under that plan, which is not adequate for a broad based grant to key employees. A new plan, the 1995 Stock Option Plan of Foster Wheeler Corporation (the "Plan"), has therefore been adopted by the Board of Directors, and is to be submitted to Stockholders for approval. The plan adopted in 1984 will continue in effect for the grant of options and for the purpose of administering the exercise of options granted under that plan.

        A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following is a description of the material features of the Plan, which is qualified in its entirety by Exhibit A.

        The Plan is to be administered and interpreted by the Compensation Committee of the Board of Directors ("Committee"), consisting of Directors not eligible to receive options under the Plan. If the Committee shall cease or become unable to act, all administrative and interpretive functions shall be performed by the Board of Directors.

        The Plan authorizes granting of options on 1,500,000 shares of the Corporation's authorized but unissued or reacquired common stock to key employees of the Corporation and its subsidiaries, estimated as 600 employees, including Officers and such Directors as are employees. Except as specifically limited by the terms of the Plan, the terms of individual options are to be determined by the Committee. Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified" options under Section 83 of the Code can be issued under the Plan. The maximum number of options that can be granted under the Plan in one calendar year to one individual is 250,000.

        Options to be granted under the Plan are not exercisable within one year of the date of grant, have an option price equal to 100% of the fair market value of the common stock on the date of option grant, and must be exercised within 10 years of the date of grant. All options are nontransferable, other than by will or the laws of descent. Stock purchased upon the exercise of an option must be paid for in full at the time of exercise in U.S. dollars or in shares of common stock of the Corporation. If, during any period in which an option is not exercisable there is a "change of control" as defined in Exhibit A, the optionee shall have the right to surrender his option to the Company and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option.

        In addition to the foregoing provisions, ISO options must have been granted under the Plan prior to January 31, 2005, and, with limited exceptions, must be exercised while the optionee is an employee of the Corporation or its Subsidiaries, or within three months thereafter. The aggregate exercise value of ISO option grants in one year to one individual cannot exceed $100,000.

        Non-qualified options terminate at the stated option expiration date in the event of retirement or death, and after three months with termination of employment for any other reason.

        The Plan will continue in effect until all options under the Plan have been exercised or expire. Although the Board of Directors may at any time suspend, discontinue or abandon the Plan, or from time to time revise or amend it, no action of the Board of Directors may increase the number of shares subject to the Plan or decrease the price at which options may be granted (except to reflect adjustments made necessary by stock dividends, split-ups and reorganization) without stockholder approval.

        The persons to whom options will be granted and the amounts of individual grants have not been determined but it is anticipated that, among others, all present Officers of the Corporation, including the individuals named in the Compensation Table, will receive options. Options which will be granted under the Executive Compensation Plan will be from the Plan.

        Neither Foster Wheeler nor the optionee will recognize taxable income or loss pursuant to the grant of the options. With regard to ISO options, any gain or loss recognized upon subsequent disposition of the stock will be taxable to the optionee as a capital gain or loss for the difference between the sales price and the option price, provided that the optionee (i) has held the option stock for a period of at least two years from the date of the option award, (ii) has held the stock for a least one year from the date of the exercise of the option, and (iii) was an employee of Foster Wheeler or its Subsidiaries continuously during the period from the date of grant until three months before the date of exercise. Foster Wheeler is not entitled to any deduction where the optionee has fully complied with these requirements.

        When the optionee disposes of the stock acquired pursuant to the exercise of his ISO option under the Plan, but fails to meet the applicable holding period, he must recognize ordinary income based on the difference between the option exercise price and the lesser of the fair market value of the shares on the date of exercise or the proceeds of sale. Any excess of sales proceeds over the fair market value of the stock on the exercise date will be taxable to the optionee as a capital gain. In this event, Foster Wheeler will be entitled to a corresponding deduction on its federal income tax return for the year of disposition equal to the ordinary income reportable by the optionee.

        Upon the exercise of a non-qualified option, the difference between the market price on the day of option exercise and the option price will be taxed as ordinary income and Foster Wheeler will receive a corresponding deduction on its federal income tax return for that year.

        The following table sets forth the numbers of stock options which are currently to be granted annually to the named individuals and groups under the long-term segment of The Executive Compensation Plan. The number of options to be awarded to all other employees has not yet been determined.


    Name and Position                         Stock Options (Number of Shares)


Richard J. Swift                                           50,000
Chairman, President & CEO

L.E. Azzato                                                    --
Former Chairman & CEO

David J. Roberts                                           25,000
Vice Chairman

N. William Atwater                                         25,000
Executive Vice President

Robert A. Whittaker                                        25,000
Vice President

Henry E. Bartoli                                           25,000
Vice President

All eleven current executive officers as a group          198,500

All current directors who are not executive
officers as a group                                            --


Each nominee for election as a director                        --


Each associate of any of such directors
executive officers or nominees                                 --


        The closing price of the Corporation's Common Stock on The New York Stock Exchange on February 28, 1995 was $32.75.

        The Board of Directors recommends a vote FOR approval of the 1995 Stock Option Plan.

                SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected Coopers & Lybrand as auditors of the Corporation for 1995, subject to the approval of the Stockholders. Coopers & Lybrand is a firm of independent certified public accountants, with broad international practice, which has no direct or indirect financial interest in the Corporation or its subsidiaries. Coopers & Lybrand was first selected as auditors of the Corporation for the year 1977.

   With exception of tax-related matters, the services provided by the auditors to Foster Wheeler and its subsidiaries for 1994 were substantially audit related. These audit functions included review of the financial statements for the year 1994, Securities and Exchange Commission filings, the Annual Report to Stockholders and special reports required by loan agreements. Coopers & Lybrand was paid $1,104,000 for audit-related services for 1994.

   A member of Coopers & Lybrand will attend the Annual Meeting and will be available to answer questions of the Stockholders present, and to make a statement if he desires to do so.

   The Board of Directors recommends a vote FOR the ratification of the selection of auditors.

                             VOTING PROCEDURE

   In 1992, the Corporation adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, Stockholder votes not be disclosed to the Corporation.

   Under Securities and Exchange Commission rules, boxes and a designated blank space are provided on the proxy card for Stockholders to mark if they wish either to vote "for", "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for Director. New York law and the Corporation's By-Laws require the presence of a quorum for the Annual Meeting, which is defined as a majority of the votes entitled to be cast at the Meeting. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the second paragraph below, are not counted for quorum purposes.

   Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) The election of Directors, (2) The approval of the 1995 Stock Option Plan and (3) The ratification of auditors. The adoption of the 1995 Stock Option Plan and the selection of the Corporation's auditors must be approved by a majority of the votes cast on each matter. Abstentions are not counted in determining the number of votes cast in connection with these two items. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

   Like abstentions, broker-dealer "non-votes" are not counted in calculating the number of votes cast on the above-noted matters. The New York Stock Exchange has advised the Company that the election of Directors, approval of the Stock Option Plan and selection of auditors are considered "routine" items upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Annual Meeting.

   None of the items being voted upon is such as to afford a right of appraisal or similar right to Stockholders who fail to vote or dissent as to any action taken with respect thereto.

                            1996 ANNUAL MEETING

   The 1996 Annual Meeting of Stockholders will be held on April 30, 1996. The location has not yet been determined. Stockholder proposals must be received by the Secretary of the Corporation on or before November 17, 1995, to be included in the proxy material for the 1996 Annual Meeting of Stockholders.

                               OTHER MATTERS

   The expense of preparing, printing and mailing this Proxy Statement and the accompanying material will be borne by the Corporation. Solicitation of individual Stockholders may be made by mail, personal interviews, telephone, fax and telegraph by Officers and regular employees of the Corporation who will receive no additional compensation therefor. In addition, the Corporation has engaged Georgeson & Company, Inc. to solicit proxies from brokers and nominees at a cost of $5,500, plus out-of-pocket expenses. The Corporation will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners.

   The Board of Directors of Foster Wheeler knows of no other business to be presented at the meeting, but if matters other than those referred to above do properly come before the meeting, it is intended that the persons named in the proxy will vote with respect thereto in accord with their best judgment.

                              By Order of the Board of Directors


                              JACK E. DEONES
                              Vice President and Secretary

March 17, 1995

                                                                       EXHIBIT A

           1995 STOCK OPTION PLAN OF FOSTER WHEELER CORPORATION

1. Purpose

   The 1995 Stock Option Plan (the "Plan") is intended to increase incentive and encourage stock ownership on the part of certain key executive employees of FOSTER WHEELER CORPORATION (the "Company") or of other corporations which are or become subsidiaries of the Company (the "Subsidiaries"). It is also the purpose of the Plan to increase the proprietary interest of such employees in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries. Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and "non-qualified" options under
Section 83 of the Code can be issued under the Plan.

2. Stock

   The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired common stock (the "Common Stock"). The total amount of the Common Stock on which options may be granted is 1,500,000 shares.

   In the event that any outstanding option under the Plan expires or is terminated, shares of Common Stock allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3. Administration

   The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee").

   Granting options and all matters relating to the Plan and options granted pursuant thereto are hereby delegated to the Committee except such as are expressly herein reserved to the Board of Directors or to Stockholders of the Company. Any determination reduced to writing and signed by a majority of the Committee shall be fully effective as if made by a majority vote at a meeting thereof duly called and held. The Committee may make such other rules and regulations for the conduct of its business as it shall deem advisable. The interpretation and construction by the Committee of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

   If no Committee be appointed by the Board of Directors, or if the Committee shall cease or be unable to act, all functions of the Committee shall be exercised by the Board of Directors.

4. Eligibility

   The persons eligible to receive options shall be key executive employees (including Officers and such Directors as are employees) of the Company or Subsidiaries, as the Committee shall determine from time to time. An optionee may hold more than one option. The maximum number of shares with respect to which options may be granted to any executive during a calendar year is 250,000.

5. General Terms and Conditions of Options

   Stock options granted pursuant to the Plan shall be evidenced by agreements (which need not be identical) in such form as the Committee from time to time shall determine, which agreements shall contain the following terms and conditions:

   (a) Exercise of Options

       An option may not be exercised within one year from the date of grant of such option, or if in the opinion of counsel for the Company exercise of this option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Company shares on any securities exchange.

   (b) Option Price

       The option shall state the option price which shall be 100% of the fair market value of the shares of Common Stock on the date of the granting of the option. The mean of the high and low sale prices of the Common Stock on the New York Stock Exchange on the day an option is granted may be taken by the Committee as the fair market value.

   (c) Medium and Time of Payment

       The option price shall be paid upon exercise (i) in U.S. dollars, or (ii) in shares of Common Stock of the Company owned of record by the employee. Such stock shall be valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise.

   (d) Term of Options

       No option shall be exercisable after ten years from the date granted.

   (e) Continuation of Employment

       So long as the optionee shall continue to be an employee of the Company or a Subsidiary, the option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Committee. Nothing in this Plan or in any option agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or such Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate his employment at any time, with or without cause.

       For the purposes of this section of the Plan, a member of the Board of Directors of the Company, so long as he remains on the Board, shall not be deemed to have terminated his employment by reason of his retirement as an employee of the Company. Upon termination as a member of the Board, or death, the Board member, a legatee or legatees, or his personal representative or distributees shall have the same time period to exercise an option as provided for a retired or deceased employee.

   (f) Assignability

       No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him or a court appointed guardian.

   (g) Rights as a Stockholder

       An optionee shall have no rights as a Stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares.

   (h) Change of Control

       Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the option (the "Spread") multiplied by the number of shares of Common Stock subject to the option as to which the right granted under this Section 5(h) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of an option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such option shall be canceled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such option, equal to the Spread multiplied by the number of shares of Common Stock subject to the option.

       Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

       A "change of control" shall mean: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
   (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

       (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (c) The approval by shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

       For purposes of the Plan, "Change of Control Price" means the higher of
   (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change of Control, or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that (x) in the case of an option which (A) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, the Change of Control Price for such option shall be the fair market value of the Common Stock on the date such option is exercised or deemed exercised and (y) in the case of an ISO option, the Change of Control Price shall be in all cases the fair market value of the Common Stock on the date such option is exercised. To the extent that the consideration paid in any such transaction described above consists in whole or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

6. Additional Terms and Conditions of ISO Options

   In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all ISO options:

   (a) Term

       All ISO options granted pursuant to the Plan must be granted prior to January 31, 2005.

   (b) Termination of Employment

       In the event that the employment of an optionee shall be terminated (otherwise than by reason of the optionee's death), the option may be exercised at any time after one year from the date of grant, but within three months after such termination, and not later than the expiration date of the option.

       If an optionee shall die while employed by the Company or a Subsidiary, or within three months after the termination of his employment, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but before the expiration date of the option.

   (c) Limitations of Option Grants

       The aggregate annual fair market value of option stock with respect to which ISO's may become exercisable for the first time in a calendar year per employee, determined at the time of grant, shall not exceed $100,000.

7. Additional Terms and Conditions of Non-Qualified Options

   In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all non-qualified stock options.

   (a) Termination of Employment

       If an optionee retires under a pension plan of the Company or a Subsidiary, becomes disabled and is unable to continue to work, or is terminated for the convenience of the Company, the option may be exercised at any time after one year from the date of grant, but prior to the expiration date of the option.

      If an optionee dies while employed by the Company or a Subsidiary, or dies while retired, disabled or terminated as set forth in the preceding paragraph, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but prior to the expiration date of the option.

       In the event that the employment of an optionee shall be terminated, other than for the reasons set forth above, the option may be exercised at any time one year after the date of grant, but within three months after such termination, but not later than the expiration date of the option.

8. Term of Plan

   Subject to Articles 10 and 6 (a), the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

9. Recapitalization

   In the event of changes in the Common Stock by reason of stock dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Committee in (a) the number and class of shares available under the Plan in the aggregate, (b) the option price provided for by the Plan, (c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

   Whether any adjustment or modification is required as a result of the occurrence of any of the events heretofore specified, and the amount thereof, shall be determined by the Committee, which determination shall be final, binding and conclusive.

10. Amendment of the Plan

   The Board of Directors of the Company may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever except that (a) without approval of the Stockholders of the Company, the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect stock dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and (b) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted.

11. Adoption of Plan

   The Plan shall become effective when adopted by the Board of Directors, which was done on January 31, 1995, and approved by the Stockholders of the Company at a duly held Stockholders' meeting by favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to Stockholders. Adoption of the Plan by the Board of Directors and approval of the Plan by Stockholders shall not affect the stock option plans of the Company previously adopted by the Stockholders or options outstanding under such plans.

PROXY

                          FOSTER WHEELER CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS--TUESDAY APRIL 25, 1995
         This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned stockholder of Foster Wheeler Corporation hereby appoints Richard J. Swift, Thomas R. O'Brien, and Jack E. Deones, and each with the full power of substitution, to vote as designated on the reverse side, all the shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned as of March 10, 1995, at the Annual Meeting of Stockholders to be held in the Grand Ballroom of The Governor Morris Hotel, Two Whippany Road, Morristown, New Jersey at 2:00 p.m. on Tuesday, April 25, 1995 or any adjournments thereof.

   Please Mark, Sign, Date and promptly return this proxy card using the enclosed envelope.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

             (Continued, and to be dated and signed, on other side)



       The Board of Directors Recommends a Vote "FOR" Items 1, 2 and 3

                                                             ------------------
                                                              I Plan to attend
                                                                 the meeting.
                                                                     / /
1. ELECTION OF FOUR DIRECTORS                                 -----------------

   Nominees are Messrs. Eugene D. Atkinson, Joseph J. Melone, David J. Roberts and Richard J. Swift

   FOR   WITHHELD  (INSTRUCTIONS: To withhold authority to vote for any
   / /     / /     individual nominee, line through the nominees name in the
                   list above.)

2. Act upon a proposal to approve      3. Ratify selection of Coopers &
   the 1995 Stock Option Plan.            Lybrand as independent auditors.

   FOR      AGAINST     ABSTAIN           FOR      AGAINST     ABSTAIN
   / /        / /         / /             / /        / /         / /

                                            Signatures(s) should be exactly as
                                            name(s) appear on this proxy. If
                                            stock is held jointly, each holder
                                            should sign.  If signing is by
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title.


                                           Dated                        ,  1995
                                                ------------------------

                                           ------------------------------------
                                                         Signature

                                           ------------------------------------
                                                         Signature

        ------------------------------------------
        PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
        PROCESSING EQUIPMENT WILL RECORD YOUR VOTE
        ------------------------------------------